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                                                                      Exhibit 12



                       CERTIFICATE OF INITIAL SHAREHOLDER

     Fund Asset Management, L.P., the holder of beneficial interests indicated below of Merrill Lynch Inflation Protected Fund, a Delaware statutory trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.


                                     Fund Asset Management, L.P.

                                     By: Princeton Services, Inc.
                                         General Partner


                                     By: /s/ Donald C. Burke
                                        --------------------------
                                     Name:  Donald C. Burke
                                     Title: Vice President and Treasurer
                                     Date:  February 24, 2004


Name of Shareholder   Name of Fund                                 Number and Class of Shares
-------------------   ------------                                 --------------------------

                                                 Number of     Number of Class      Number of     Number of Class
                                               Class A Shares      B Shares      Class C Shares       I Shares
Fund Asset            Merrill Lynch Inflation
Management, L.P.      Protected Fund               2,500            2,500             2,500            2,500